UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Pivotal Software, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is an email sent on November 19, 2019, to Pivotal employees from Craig McLuckie, Vice President, Modern Apps Platform Business Unit, VMware, Inc. and a co-founder of Heptio, Inc.

Pivotal Team,

The acquisition of a company marks a huge change for everyone concerned. As the founder and CEO of a company that was acquired by VMware, I think few people have a deeper sense of what this looks and feels like. I wanted to send you a personal note reflecting on my experiences and helping you get a better sense of what to expect, moving forward.

First off, let me tell you a little about Heptio.  We were a much smaller company than Pivotal of course . . . but in a relatively short order we had created something quite special.

We developed a deep sense of identity and identified with values that to this day define how we look at the world:

1.              Carry the fire. Be the force that changes the industry, have the courage to challenge the status quo. Ask the hard questions. Break the mold, don’t conform to it.

2.              Honest technology. Sell only what is going to help the customer. Promise only what you can deliver. Take less than you bring to the communities you work with. Build righteous technology.

3.              We before me. See and own your role in the company. Make it a place that is legitimately great (not just to work at, but legitimately great at what it does). Do the little bit of extra work so that someone else doesn’t have to do it. Create an environment that let’s everyone do their very best work.

We lived these values, and they stood us in good stead. I am so proud of the team we built.

When Pat approached us and wanted to acquire Heptio, we had to make a decision. Are we selling out, or are we buying in? Since the start of the company we had a raft of folks that floated the idea of acquiring us. There was no particular financial reason that required us to sell the company. We were making good money and growing quickly. We had a strong operating model and were helping customers every day. So, no reason to sell out.

There was however a very good reason to buy in. When I looked at the scope of our mission: making the lives of millions of developers better, and when I thought about the size of the opportunity; it was clear that we’d “need a bigger boat.” For me, VMware was an obvious choice. It reflected not just the opportunity to scale the reach of what we were doing in a non-linear way, but it promised an opportunity to help the company grow and evolve in critical new ways. I also felt that of all the large corporations out there, it was the best fit to our core culture and best positioned to help us realize the vision that Joe and I had when we started Heptio.

It has been a year, and I stand behind the choice to join forces.  I believe I can also say that with only a few rare exceptions this view is shared by the broader Heptio community. Heptio doesn’t exist anymore. This is sometimes a tough pill to swallow when you have poured your heart and soul into building something you think is beautiful, but the vision and mission are very much alive. The key thing is that the alloy that is VMware is now a lot stronger by adding the Heptio elements. Our team members are better positioned to create impact and grow their careers. Our customers are in safer hands than ever. We are actively working to not only expand the vision, but to make VMware a fundamentally better company, overall.

Our future together is bright. We created the new Tanzu brand as a canvas that we can all paint a picture on. Our mission will be to deliver the technology that businesses can build their future on. We have an amazing opportunity to not only drive the bottom line, but to reshape how enterprises everywhere use technology to solve fundamental human problems.

The goal of Tanzu is to comprehensively redefine the way customers build, manage and run the apps that power their businesses. We are uniquely positioned to be a force for positive change in the company and the industry at large. We get to pioneer a new way of operations for our customers and help them navigate the increasingly challenging world of development.

Tanzu isn’t VMware. It isn’t Pivotal. It isn’t Heptio. It is something new and we get to work together to tell the story and create something quite special. I am thrilled to be a part of the team and am really looking forward to working with you all.

To learn more about VMware’s culture, community and innovation mindset and to hear directly from employees, I encourage you to visit our Career Site: https://careers.vmware.com/.

— Craig McLuckie, VP at VMware

Forward-Looking Statements

This communication contains statements relating to the proposed transaction and its timetable for completion, which are “forward-looking statements” within the meaning of the U.S. federal securities laws and by their nature are uncertain. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are also intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to: (i) the ability to consummate the proposed transaction in the time frame expected by the parties or at all; (ii) any conditions imposed on the parties in connection with the consummation of the proposed transactions; (iii) the ability to obtain stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; (iv) the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction; and (vi) and the other factors and financial, operational and legal risks or uncertainties described in Pivotal’s public filings with the SEC, including the “Risk Factors” and “Forward Looking Statements” sections of Pivotal’s Annual Report on Form 10-K for the fiscal year ended February 1, 2019 and subsequent Quarterly Reports on Form 10-Q. All information set forth in this release is current as of the date of this release. These forward-looking statements are based on current expectations and are subject to uncertainties, risks, assumptions, and changes in condition, significance, value and effect as well as other risks disclosed previously and from time to time in documents filed by us with the U.S. Securities and Exchange Commission (SEC). Pivotal disclaims any obligation to, and does not currently intend to, update any such forward-looking statements, whether written or oral, that may be made from time to time except as required by law.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Pivotal by VMware, Inc.

In connection with the proposed merger, Pivotal will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Pivotal’s website at www.pivotal.io/investors or by contacting Pivotal’s investor relations department via e-mail at ir@pivotal.io.

Participants in the Solicitation

Pivotal and its directors, executive officers and other members of its management and employees as well as VMWare and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Pivotal’s directors and officers and their ownership of Pivotal’s common stock is set forth in the proxy statement for Pivotal’s 2019 Annual Meeting of Stockholders which was filed with the SEC on May 3, 2019. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Pivotal’s directors and executive officers in the merger, which may be different than those of Pivotal’s stockholders generally, by reading the proxy statement, which will be filed with the SEC, and other materials relating to the transaction filed with the SEC. Investors should read such materials carefully before making any voting or investment decision.